Exhibit 99(a)(1)(C)

Subject to Completion, Dated August 23, 2010

Notice of Guaranteed Delivery
to Tender for Cash Warrants
of

GLG PARTNERS, INC.

Pursuant to the Offer to Purchase

dated          , 2010

This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if the Public Warrants, the Founders Warrants, the Sponsors Warrants and the Co-Investment Warrants (collectively, the “Warrants”) of the Company and all other documents required by the Letter of Transmittal cannot be delivered to the Depositary on or before 12:00 midnight, New York City time, on          , 2010 or such later time and date to which we may extend the Offer (the “Expiration Date”). We intend to extend the Offer to ensure that the Expiration Date of the Offer coincides with the completion of the Merger (as defined in the Offer to Purchase). This form (or its equivalent) may be delivered by hand or mailed to the Depositary, and must be received by the Depositary on or before the Expiration Date. See “THE OFFER — Section 2. Procedures for Tendering Warrants” of the Offer to Purchase.

The Depositary for the Offer is:

BY FIRST CLASS MAIL ONLY:

BY OVERNIGHT DELIVERY:

Guarantee of Delivery Fax No.: 1-
Guarantee of Delivery Confirmation No.: 1-

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “eligible guarantor institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to GLG Partners, Inc. (the “Company”), and as named below, upon the terms and subject to the conditions set forth in the Company’s Offer to Purchase dated           , 2010 and the related Letter of Transmittal (which together constitute the “Offer”), receipt of which is hereby acknowledged, Warrants, pursuant to the guaranteed delivery procedure set forth in “THE OFFER — Section 2. Procedures for Tendering Warrants” of the Offer to Purchase.

GLG Partners, Inc.
Name of Company

Signature

☐ check here if the Warrants will be tendered

Name(s) of Tendering Institution by book-entry transfer

(Address)

(City, State)

(Zip)

(Area code and telephone number)

(Account number)

Number of Warrants tendered

Date:            , 2010

Guarantee
(Not to be Used for Signature Guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby (a) represents that the above named person(s) “own(s)” the Warrants tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (b) represents that such tender of Warrants complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary the Warrants tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal and, in the case of a book-entry delivery, an Agent’s Message (as defined in the Offer to Purchase), and any other required documents, all within three NYSE trading days after the date hereof.

The eligible institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver all required documents to the Depositary within the time period set forth in the Offer to Purchase. Failure to do so could result in a financial loss to the eligible institution.

GLG Partners, Inc.
Name of Company

(Name of Firm)

(Authorized Signature)

(Name)

(Address)

(Zip Code)

(Area code and telephone number)

Date:          , 2010.

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